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                                                               EXHIBIT 10(xxxix)

                       COLLATERAL ASSIGNMENT OF CONTRACTS


                 THIS COLLATERAL ASSIGNMENT OF CONTRACTS (this "Assignment") is made as of August 29, 1997, by and among Chrysalis International Corporation, a Delaware corporation, Chrysalis International Preclinical Services Corporation, a Pennsylvania corporation, Chrysalis DNX Transgenic Sciences Corporation, an Ohio corporation, and Chrysalis International Clinical Services Corporation, a Delaware corporation (collectively, the "Assignors") and CoreStates Bank, N.A. ("Assignee").

                                   BACKGROUND

                 Assignors are in the business of licensing technology and other proprietary information in exchange for certain payments, including the payment of license fees and royalties relating to the DNA microinjection technology held under license by Assignors.

                 Assignors, in the operation of their business, enter into various contracts, licenses and other agreements, including without limitation, the License Agreements listed on Schedule A attached hereto (the "Contracts").

                 Assignors and the Assignee have entered into the Term Loan and Security Agreement dated as of the date hereof (the "Loan Agreement").
Pursuant to the Loan Agreement, the Assignee has agreed, subject to the terms and conditions set forth therein, to make a term loan to the Assignors in the aggregate principal amount of $5,000,000 (the "Loan"), which Loan is to be secured by a continuing first priority lien and security interest in substantially all of the property and assets of the Assignors, all as more fully described in Section 3.1 of the Loan Agreement and in the Loan Documents (as defined therein) entered into pursuant thereto. As additional security for the performance of all of Assignors' obligations under the Loan Agreement and the other Loan Documents (and any extensions and/or modifications to any of the foregoing), Assignors have agreed to collaterally assign to Assignee all of Assignors' rights under all Contracts now or hereafter existing or any part thereof, all on the terms and subject to the conditions hereinafter set forth. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

                                     TERMS

                 NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby
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acknowledged, Assignors, intending to be legally bound, hereby agree as follows:

                 1. Assignment of Contracts. Assignors hereby collaterally convey, transfer, assign and set over unto Assignee all of Assignors' rights, title, interest and privileges in all Contracts now or hereafter in existence, together with any extension or renewal thereof, including without limitation, all income, profits, fees, royalties and other sums due or to become due under the Contracts (collectively, "Income").

                 2.       Limitations on Assignment.

                          (a)     This assignment is given for the purpose of
securing the performance by Assignors of all of their Obligations. Upon payment in full of all Obligations, this Assignment shall automatically become null and void.

                          (b)     So long as no Event of Default has occurred
and is continuing hereunder or under the other Loan Documents (which has not been waived by Assignee), Assignors shall have the right to collect and retain all Income under the Contracts and to retain all of its rights, title, interest and privileges under the Contracts and to retain, use and enjoy the same.

                 3. Assignors' Covenants. Assignors hereby covenant that they will not do any of the following acts other than in the ordinary course of business without the prior written consent of the Assignee, except that the Assignee's prior written consent shall not be required where such acts would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of any of the Assignors:

                          (a)     cancel or terminate any of the Contracts or
accept a surrender thereof, except as permitted under the terms thereof;

                          (b)     modify, amend, alter or otherwise change any
of the Contracts, either orally or in writing, so as to decrease the term or materially reduce the amount due under any Contracts or materially diminish any party's obligations to Assignors thereunder, including without limitation, with regard to the payment of any other sums due thereunder;

                          (c)     consent to an assignment of a party's
interest in any of the Contracts which would relieve such party

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(or any guarantor or surety of such party's performance under such Agreements)
of liability for the payment or performance of its obligations to Assignors thereunder or which would violate any provision contained in any other Contracts assigned to Assignee as additional security for the Loan Documents;

                          (d)     permit the payment of any sum under the
Contracts more than thirty (30) days in advance of the due date thereof, or anticipate, discount, compromise, forgive, encumber or assign any sum under the Contracts or any interest therein, as collateral security for the payment thereby, and except as permitted therein and except for the security interests, pledges and liens granted by the Assignors hereby and pursuant to the Loan Documents.

                 Notwithstanding the foregoing, the Assignors will provide the Assignee with prior written notice of any of the above acts.

                 4. Assignors' Obligations. Assignors agree that, in accordance with the exercise of commercially reasonable judgment, they will perform all of their obligations under the Contracts and enforce the performance by the other parties thereto of all of their respective obligations to Assignors thereunder. Assignors further agree to send to Assignee copies of all material notices sent or received by any Assignor under the Contracts or any of them.

                 5. Assignee Not Bound To Perform Under Contracts. Notwithstanding any legal presumption to the contrary, Assignee shall not be obligated by reason of its acceptance of this Assignment to perform any obligation of Assignors under the Contracts, or any of them, and Assignors hereby jointly and severally agree to indemnify and defend Assignee and save it harmless from and against any and all loss, liability, damage or expense, including without limitation reasonable attorneys fees, costs of suit and interest (collectively, "Losses"), arising from or as a result of any claim by any party arising under or in connection with the Contracts, other than any Losses arising from or relating to the Assignee's bad faith, gross negligence or willful misconduct. However, after the occurrence and during the continuance of an Event of Default which has not been waived by Assignee, Assignee may, at its sole option, and without releasing Assignors from any obligation hereunder or under the Contracts, discharge any obligation arising under an Agreement which Assignors fail to discharge, including, without limitation, defending any legal action, and Assignors agree to pay





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immediately upon demand all sums expended by Assignee in connection therewith, including reasonable counsel fees, together with interest thereon at the rate provided for in the Notes, and the same shall be added to the indebtedness evidenced by the Note and secured by the Loan Documents and this Assignment. Neither the acceptance of this Assignment nor the collection of sums due or becoming due under the Contracts assigned hereby shall constitute a waiver of any rights of Assignee under any of the Loan Documents or any other collateral now or hereafter mortgaged, pledged or assigned as collateral for the Note and the performance of Assignors' Obligations.

                 6. Representations and Warranties of Assignors. Assignors hereby jointly and severally represent and warrant to Assignee, as a material inducement to Assignee to accept this Assignment and to make the Loan, that:

                          (a)     Assignors, either jointly or severally, are
the absolute owner of the Contracts, subject to the security interests and liens granted by the Assignors to the Assignee hereby and pursuant to the Loan Documents, and the Assignors have not executed any assignment of any of their rights under the Contracts or any of them, except to the Assignee hereunder;

                          (b)     Assignors have not performed any act or
failed to exercise any act which they are required to perform, the effect of which is likely to prevent Assignee from or limit Assignee in exercising its rights and remedies hereunder; and

                          (c)     Assignors have not accepted any sums under
any Contracts more than thirty (30) days in advance of their due date.

                 7. Bankruptcy. Anything to the contrary contained herein notwithstanding, Assignors hereby assign to Assignee any award hereafter made to Assignors in any proceeding involving any of the parties to the Contracts in any bankruptcy, insolvency, reorganization or similar proceedings in any state or federal court. Assignors hereby appoint Assignee as their irrevocable attorney-in-fact to appear, at the Assignors' expense, in any such action and/or to collect any such award or payment; provided, however, that Assignee shall not exercise any such appointment unless an Event of Default has occurred and is continuing which has not been waived by the Bank.

                 8. Default; Cross Default. Any Event of Default shall constitute a default under this Assignment, and in any such





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event (unless such default or Event of Default shall have been waived by
Assignee), Assignee shall be entitled to exercise its rights and remedies under the Loan Documents, or under this Assignment, or as may otherwise be available to Assignee at law or in equity, in such order as Assignee may elect.

                 9.       Remedies.

                          (a)     Upon the occurrence of an Event of Default
and while it is continuing (which has not been waived by Assignee), in addition to remedies available to Assignee under the Loan Agreement, Assignors hereby authorize Assignee to enter upon the premises of the Assignors, whether by a receiver to be appointed by a court or by its agents or employees, for the collection of the Income and any other payments made or to be made by parties under the Contracts, or the performance of any other obligations by such parties thereunder all in the same manner and to the same extent that the Assignors may act.

                          (b)     Upon the occurrence of an Event of Default
and while it is continuing (which has not been waived by Assignee), Assignors hereby authorize Assignee to give written notice of this Assignment to any party under any of the Contracts. All parties to the Contracts are authorized to make all payments required under the Contracts, when due, directly to Assignee upon receipt from Assignee of a statement that an Event of Default has occurred and is continuing, accompanied by a demand for such payment, without any further proof of any such default.

                 10. Successors and Assigns. This Assignment shall be binding upon Assignors and their successors and permitted assigns, and shall inure to the benefit of Assignee and its successors and assigns, including any assignee of any Loan Document.

                 11. Notices. All notices, requests, demands and other communications which this Assignment requires or permits any party to give any other party shall be in writing and shall be given to such party in the manner and at its address specified in Section 8.1 of the Loan Agreement (or at such other address as shall be designated by such party in a notice to each other party complying with the terms of the Loan Agreement), and shall be effective upon the time or times specified in the Loan Agreement.

                 12. Governing Law. The validity and effect of this Assignment shall be determined by reference to the substantive





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laws of the State of Pennsylvania without regard to the principles of conflicts of laws.

                 13. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same Agreement.





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                 IN WITNESS WHEREOF, Assignors have duly executed this
Assignment, under seal, and Assignee has accepted this Assignment, the day and year first above written.

                                      CHRYSALIS INTERNATIONAL CORPORATION

                                      By: /s/ John G. Cooper
                                         ------------------------------
                                         Name:  John G. Cooper
                                         Title: Senior Vice President
                                                and Chief Financial Officer

                                      CHRYSALIS INTERNATIONAL PRECLINICAL
                                               SERVICES CORPORATION


                                      By: /s/ John G. Cooper
                                         ------------------------------
                                         Name:  John G. Cooper
                                         Title: Senior Vice President
                                                and Chief Financial Officer

                                      CHRYSALIS DNX TRANSGENIC
                                               SCIENCES CORPORATION


                                      By: /s/ John G. Cooper
                                         ------------------------------
                                         Name:  John G. Cooper
                                         Title: Senior Vice President
                                                and Chief Financial Officer

                                      CHRYSALIS INTERNATIONAL CLINICAL
                                               SERVICES CORPORATION


                                      By: /s/ John G. Cooper
                                         ------------------------------
                                      Name:   John G. Cooper
                                      Title:  Senior Vice President
                                              and Chief Financial Officer

                                      CORESTATES BANK, N.A


                                      By: /s/ Stephen McWilliams
                                         ------------------------------
                                      Name:  Stephen McWilliams
                                      Title: Vice President





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